MAY  8,  2003                                                       $300,000
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                         PURCHASE MONEY PROMISSORY NOTE

FOR VALUE RECEIVED, and as evidenced herein by this purchase money note ("Note"), American Hospital Resources, Inc., a Utah corporation (hereinafter called "Borrower"), hereby promises to pay to Danny Myers and Robert Lang
                                                                 ---
(collectively  referred  to  as  the "Holder") the sum of THREE HUNDRED THOUSAND
                                                          ----------------------
DOLLARS  (US  $300,000)  (the  "Obligation")  pursuant to the terms herein on or
----------------------
before August 8, 2003 (the "Maturity Date"). This Note is issued to the Holder in consideration for the sale of their combined stock holdings in Rx Solutions, Inc. a Mississippi-based pharmacy outsourcing corporation. The following terms and conditions shall apply to this Note:


                                    ARTICLE I
                           TERMS OF NOTE AND REPAYMENT

     1.1 Repayment Schedule. The Borrower shall repay the Obligation to the Holder in one installment payment ("Note Payment"). Such Note Payment shall be made on an interest-free basis if the Note is paid on or before the Maturity Date. The Borrower shall have the right, but not the obligation, to repay the existing loan between Rx Solutions, Inc. and Peoples Bank of Franklin County ("Bank") and to apply and/or offset any such principal amounts paid by Borrower to Bank against the balance owed herein on this Note. As of May 1, 2003 the balance owed to the Bank was $306,113.16.

     1.2 Payment Grace Period. The Borrower shall not have a grace period as to the Maturity Date. Failure to pay in full on the Maturity Date will trigger the imposition of the default interest rate of eighteen percent (18%) per annum, which shall apply to the amounts owed but unpaid as of the Maturity Date.

     1.3 Security Agreement. The Borrower and the Holder agree herein that until the Note is paid in full to the Holder, Holder shall retain a security interest in all of the business assets and stock of Rx Solutions, Inc., a Mississippi corporation. Failure of the Borrower to pay the Holder the principal due on the Maturity Date will give the Holder the sole and absolute right, but not the obligation, to rescind the transfer of the stock of Rx
Solutions, Inc. and to have any and all stock and assets thereof returned immediately to the Holder. AMHR further agrees that it will immediately execute and/or sign for the benefit of Holder any additional security instruments reasonably requested by Holder, including filings under the Uniform Commercial Code ("UCC"). Any such UCC documents will be filed with the office of the Mississippi Secretary of State to perfect such security interest of Holder.


                                   ARTICLE II
                                EVENTS OF DEFAULT

The occurrence of any of the following shall be an event of default ("Event of Default") and at the option of the Holder hereof, shall make all sums of principal and any interest then remaining unpaid hereon and all other amounts payable hereunder immediately due and payable, all without demand, presentment or notice, or grace period, all of which hereby are expressly waived, except as set forth below:

     2.1 Failure to Pay Note. The Borrower fails to pay the balance of the Note on the Maturity Date.

     2.2 Breach of Covenant. The Borrower breaches any material covenant or other term or condition of this Note in any material respect.

     2.3 Breach of Representations and Warranties. Any material representation or warranty of the Borrower made herein, or in any agreement, statement or certificate given in writing pursuant hereto or in connection therewith shall be false or misleading in any material respect.

     2.4 Receiver or Trustee. The Borrower shall make an assignment for the benefit of creditors, or apply for or consent to the appointment of a receiver or trustee for it or for a substantial part of its property or business; or such a receiver or trustee shall otherwise be appointed.

     2.5 Bankruptcy. Bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings or relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against the Borrower and if instituted against Borrower are not dismissed within sixty (60) days of initiation.


                                   ARTICLE III
                                  MISCELLANEOUS

     3.1 Failure or Indulgence Not Waiver. No failure or delay on the part of Holder hereof in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege: All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.

     3.2 Notices. Any notice herein required or permitted to be given shall be in writing and may be personally served or sent by fax transmission (with copy sent by regular, certified or registered mail or by overnight courier). For the purposes hereof, the address and fax number of the Holder is 5315 Old Highway 11, Suite #4, Hattiesburg, Mississippi 39402, fax number (800) 716-4177. The address and fax number of the Borrower is 1912 Bay Crest, Santa Ana, CA 92704, fax number: (714) 444-4952. Both Holder and Borrower may change the address and fax number for service by service of notice to the other as herein provided.

     3.3 Amendment Provision. The term "Note" and all reference thereto, as used throughout this instrument, shall mean this instrument as originally executed, or if later amended or supplemented, then as so amended or supplemented.

     3.4 Assignability. This Note shall be binding upon the Borrower and its successors and assigns, and shall inure to the benefit of the Holder and its successors and assigns, and may be assigned by the Holder subject to approval by Borrower, with such approval to unreasonably be withheld.

     3.5 Cost of Collection. If default is made in the payment of this Note, Borrower shall pay the Holder hereof reasonable costs of collection, including reasonable attorneys' fees.

     3.6 Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of Mississippi. Any action brought by either party against the other concerning the transactions contemplated by this Agreement shall be brought only in the state or federal courts located in the state of Mississippi. Both parties agree to submit to the jurisdiction of such courts. The prevailing party shall be entitled to recover from the other party its reasonable attorney's fees and costs.

     3.7 Maximum Payments. Nothing contained herein shall be deemed to establish or require the payment of a rate of interest or other charges in excess of the maximum permitted by applicable law. In the event that the rate of interest required to be paid or other charges hereunder exceed the maximum permitted by such law, any payments in excess of such maximum shall be credited against amounts owed by the Borrower to the Holder and thus refunded to the Borrower.

     3.8 Prepayment. This Note may be paid prior to the Maturity Date without penalty or after the occurrence of an Event of Default with the consent of the Holder, which shall not be unreasonably withheld.


IN WITNESS WHEREOF, Borrower has caused this Note to be signed in its name by an authorized officer this 8th day of May 2003.


American  Hospital  Resources,  Inc.
a  Utah  corporation


By:  /s/Christopher  A.  Wheeler
---------------------------------
     Christopher  A.  Wheeler
     Chief  Executive  Officer